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                                  Exhibit 5(c)


                               FIRST BANKS, INC.

                  (Transactions Effected Within Past 60 Days)


Identity of                                                                  Number of                 Price per
 Purchaser                             Date of Purchase                  Shares Purchased                Share
- -----------                            ----------------                  ----------------              ---------
First Banks, Inc.                       August 31, 1994                     37,500,000                   $0.80